                                                                    Exhibit 10.8

                             CONSULTING AGREEMENT
                             --------------------


          THIS CONSULTING AGREEMENT (hereinafter referred to as "Agreement") is made and entered into effective as of January 1, 2000, by and between coolsavings.com inc. ("CSI"), a Michigan corporation, and Hillel Levin (hereinafter referred to as the "Consultant").

                             W I T N E S S E T H:

          WHEREAS, CSI has developed and operates a system which enables advertisers to advertise their products, and issue coupons, gift certificates, rebates certificates and other certificates, via the internet and/or an online service (the "Business"); and

          WHEREAS, Consultant was an employee of CSI and voluntarily terminated his employment with CSI effective December 31, 1999; and

          WHEREAS, Consultant is familiar with CSI and the operation of its Business; and

          WHEREAS, CSI is desirous of engaging Consultant for use of Consultant's services:

          NOW THEREFORE, in consideration of the mutual covenants, promises, representations and warranties contained herein, and for other valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged and agreed, the parties hereto hereby agree as follows:


          1.   Scope of Agreement.  This Agreement shall apply to all services
               ------------------
provided by Consultant to CSI, as such services are from time to time requested by CSI.

          2.   Independent Contractor Agreement. It is specifically agreed and
               --------------------------------
understood that in performing the services herein specified, Consultant is acting as an independent contractor and not as an agent or employee of CSI. Further, nothing contained in this Agreement shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of independent contractors.

          3.   Consultant's Services/Authority.  Consultant shall perform any
               -------------------------------
and all services reasonably requested by CSI in the development or operation of the Business, provided however, that in no event shall such time requirement exceed twenty five (25) hours per week. Consultant shall have no authority to execute contracts for or on behalf of CSI or otherwise to bind CSI to any legal obligation.

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

          4.   Term.  This Agreement shall have a term of one (1) year from the
               ----
effective date hereof. CSI shall be permitted to terminate this Agreement at any time for just cause by tendering thirty (30) days prior written notice of
             ----------
such termination and the reasons for same to Consultant. "Just Cause" as used herein shall, by way of example, include but not be limited to: incompetence, insubordination, misconduct, poor attendance, breach of any representation and warranty set forth in the Termination Agreement by and between Consultant and CSI dated December 30, 1999, conviction of a crime that: (a) has a direct or indirect financial impact on CSI's business, (b) interferes with the relationship with any customer, supplier, or other party with which CSI does business, or (c) may cause embarrassment or bring negative publicity to CSI; misfeasance, malfeasance, or otherwise failing to adhere to those standards of job performance established from time to time by CSI (in the exercise of its reasonable discretion and business judgment). In the event that Consultant (a) neglects or poorly performs the duties assigned to Consultant by CSI, or (b) has poor work attendance, CSI shall first advise Consultant, in writing, of Consultant's actions or omissions, which CSI believes constitutes just cause. Thereafter, CSI shall extend to Consultant a reasonable period of time, as determined in the sole and uncontrolled discretion of CSI, in which Consultant shall be afforded an opportunity to cure same. In the event that Consultant fails to timely cure his performance to the reasonable satisfaction of CSI within the time period set forth in such notice, then CSI may terminate Consultant's services hereunder. Except for the notice requirement explicitly referenced in the preceding three (3) sentences, no notice or cure period shall be required with respect to any other basis for just cause termination hereunder.

          5.   Consideration.  In consideration for the services and other
               -------------
covenants to be performed by Consultant pursuant to this Agreement, CSI shall pay Consultant a yearly consulting fee in the amount of One Hundred Twenty Thousand and 00/100 ($120,000.00) Dollars payable bi-weekly in equal installments. Provided, however, that if Consultant shall perform more than One Thousand Three Hundred (1,300) hours of services during the initial term hereof, Consultant shall be compensated at the rate of One Hundred and 00/100 ($100.00) Dollars per hour for services provided in excess of 1,300 hours during such initial term. CSI shall reimburse the Consultant for all travel and other related expenses which are reasonably necessary for Consultant to incur while providing services to CSI under this Agreement and which have been approved in advance by an authorized representative of CSI. Consultant shall submit accurate invoices for all services rendered and all duly authorized expenses which have been incurred. CSI shall pay the amounts due thereunder within thirty (30) days of the receipt of such invoices and any reasonably requested back up therefor.

          6.   Medical Insurance.  During the term hereof and only to the
               ----------------------------------------------------------
extent allowable under the medical insurance plan from time to time covering
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CSI's employees ("Medical Plan"), CSI hereby agrees to provide medical
-------------------------------
insurance benefits to Consultant upon the terms and conditions set forth in the Medical Plan from time to time. Upon the expiration or termination of this Agreement, or the inability of CSI to provide medical insurance coverage, Consultant will be eligible for COBRA benefits as allowed pursuant to applicable law. In the event that during the term of this Agreement, CSI is unable to reasonably provide the medical insurance benefits to Consultant and the medical Plan from time to time in existence, then CSI shall pay to Consultant, on a monthly basis, an amount equal to the cost of his COBRA benefits, as allowed pursuant to applicable law, plus an amount equal to the income tax payable by Consultant which is attributable to the inclusion of such Cobra benefits' amount in Consultant's gross income.

          7.   Confidential Information.
               -------------------------

          A.   CSI Information.  Consultant agrees at all times during the term
               ---------------
hereof and thereafter, to hold in strictest confidence, and not to use, except for the benefit of CSI, or to disclose to any person, firm or corporation without written authorization of CSI, the Confidential Information of CSI. Consultant understands that "Confidential Information" means any CSI proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, marketing plans, products, services, customer lists and customers (including, but not limited to, customers of CSI on whom Consultant may call or with whom Consultant becomes more acquainted during the term of this Agreement or has become acquainted during any prior period in which he performed services for CSI), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information disclosed to Consultant by CSI either directly or indirectly in writing, electronically, orally or by drawings or observation of parts or equipment prior to or after the commencement of this Agreement.

     In light of the highly competitive nature of the industry in which CSI conducts its business, Consultant agrees that all Confidential Information heretofore or in the future obtained by the Consultant as a result of the Consultant's association with CSI shall be considered confidential. In recognition of this fact, the Consultant agrees that he will not, except in the performance of his duties under this Agreement or except as otherwise provided
                                               ===============================
herein, during and after the execution of this Agreement, disclose any of such
======
Confidential Information to any person or entity for any reason or purpose whatsoever and he will not make use of any Confidential Information for his own purposes or for the benefit of any person or entity (except CSI) under any circumstances. The provisions contained in this paragraph shall also apply to information obtained by Consultant with respect to any subsidiary of or company otherwise affiliated with CSI.

     In the event that Consultant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any of the Confidential Information, Consultant will notify CSI promptly in writing so that CSI may seek a protective order or other appropriate remedy or, in CSI's sole discretion, waive compliance with the terms of this Agreement. Consultant agrees not to oppose any action by CSI to obtain a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, or that CSI waives compliance with the terms of this agreement, Consultant will furnish only that portion of the Confidential Information which Consultant is advised in writing by counsel that he is legally required to furnish and will exercise his reasonable best efforts, at CSI's expense, to obtain reliable assurance that confidential treatment will be accorded to the Confidential Information.

          B.   Former Employer Information.  Consultant agrees not to
               ---------------------------
improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity or trade secrets of any former or concurrent employer or other person or entity, and Consultant will not bring on the premises of the CSI any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          C.   Third Party Information.  Consultant recognizes that CSI has
               ------------------------
received and in the future will receive from third parties their confidential or proprietary information (such as, but not limited to, Member information and software programs provided by license) subject to a duty on CSI's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Consultant work for CSI consistent with CSI's agreement with such third party. Consultant agrees to comply with CSI's policies and procedures, as applicable from time to time with respect to such information.

          D.   Competing Business.   In order to further protect the
               ------------------
confidentiality of the Confidential Information and in recognition of the highly competitive nature of the industries in which CSI conducts its business, and for the consideration set forth in Sections 5 and 6 herein, Consultant further agrees as follows:

          (i) for the period commencing on the date hereof and ending on the second anniversary of the effective date of Termination of this Consulting Agreement (as hereinafter defined) (the "Preservation Period"), Consultant will not, directly or indirectly engage in any Business Activities (as hereinafter defined), other than on behalf of CSI, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 3% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise, in any geographic area in which the products or services of CSI have been distributed or provided by CSI during the period commencing two years prior to the date hereof and ending on the effective date of Termination of this Consulting Agreement.

          As used in this Agreement: "Business Activities" shall mean the providing of marketing services directly to consumers over the Internet, including but not limited to, the distribution of coupons, saving notices, gift certificates and other promotional incentives; and "Termination of this Consulting Agreement" shall mean: (x) the expiration of this Consulting Agreement; or (y) any termination of this Consulting Agreement in accordance with the terms of this Consulting Agreement, prior to the expiration of the term then in effect under this Consulting Agreement, by either Consultant or CSI; whichever occurs first.

          (ii) Consultant will not, during the Preservation Period, directly or indirectly engage in any activities, provide any services or supply any products (other than on behalf of CSI) which would constitute Business Activities to any company or customer with whom CSI has done any business during the period commencing two years prior to the date hereof and ending on the effective date of Termination of this Consulting Agreement, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 3% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

          (iii) Consultant will not, during the Preservation Period, directly or indirectly assist others in engaging in any of the Business Activities in the manner prohibited to Consultant.

          (iv) Consultant will not, during the Preservation Period, directly or indirectly induce employees of CSI or any of its subsidiaries to engage in any activities hereby prohibited to CSI or to terminate their employment.

     It is expressly understood and agreed that although Consultant and CSI consider the restrictions contained in each of clauses (i) through (iv) above to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of CSI, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 7 is an unenforceable restriction on the activities of Consultant, the provisions of this Section 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 7 of this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

          8.  Inventions
              ----------

     A.   This Section  8 does not apply to an invention for which no equipment,
          ----------------------------------------------------------------------
supplies, facility or trade secret of CSI was used and which was developed
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entirely on Consultant's own time, and (1) which does not relate (a) to the
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business of CSI or (b) to CSI's actual or demonstrably anticipated research or
------------------------------------------------------------------------------
development, or (2) which does not result from any work performed by Consultant
-------------------------------------------------------------------------------
for CSI.
--------

     B. Consultant agrees to fully and promptly disclose to CSI all Inventions (the word "Inventions", as used in this Agreement, shall include Inventions, discoveries, improvements, ideas, conceptions, developments and designs, whether or not patentable, tested, reduced to practice, subject to copyright or other rights or forms of protection, or relating to data processing communications, computer software systems, programs and procedures) which Consultant may make, conceive, discover, develop or reduce to practice, either solely or jointly with others, during the term of this Agreement or during any prior period in which Consultant performed services for or on behalf of CSI, whether or not during usual working hours, which relate to, result from or are suggested by any activities of CSI which Consultant is exposed to or any work Consultant may do or have done for CSI. Consultant agrees that all such Inventions shall be and remain the sole and exclusive property of CSI, and Consultant agrees to assign, and hereby assigns, all Consultant's right, title and interest in and to any such Inventions to CSI.

     C. Consultant agrees to fully and promptly disclose to CSI, in confidence, all Inventions which Consultant may make, conceive, discover, develop or reduce to practice, either solely or jointly with others, during the term hereof, whether or not during usual working hours, for review by CSI to determine whether such Inventions are subject to Section 7.B. hereof.

     D. Consultant agrees to fully and promptly disclose and offer to CSI all Inventions which Consultant may make, conceive, discover, develop or reduce to practice, either solely or jointly with others, within one (1) year after the last date that Consultant performs services for or on behalf of CSI, which relate to, result from, are suggested by or based on (a) confidential information of CSI to which Consultant had access during the term hereof, or (b) activities of CSI to which Consultant was exposed or work Consultant did for CSI. At the request of CSI, Consultant agrees to assign to CSI, Consultant's entire right, title and interest in and to such Inventions and agrees to execute and deliver all documents as CSI shall deem necessary and desirable to obtain Letters Patent, Utility Models, Inventor's Certificates, Copyrights or other appropriate legal rights of the United States and foreign countries as CSI may, in its sole discretion, elect and to vest title thereto in CSI, its successor, assignees or nominees.

     E. Consultant agrees to assist CSI, or its designee, at CSI's expense in every proper way to secure CSI's rights in the Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to CSI of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments (including, but not limited to Letters Patent, Utility Models, Inventor's Certificates, Copyrights, Trademarks, etc.), which CSI shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to CSI, its successors, assigns and nominees, the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant agrees that the obligations to execute or cause to be executed, when it is in Consultant's power to do so, and such instrument or papers shall continue after the expiration or termination of this Agreement. If CSI is unable to secure Consultant's signature due to mental or physical incapacity or if Consultant is otherwise unavailable or unable to sign or to apply for or pursue any Inventions or original works of authorship assigned to CSI as above, then Consultant hereby irrevocably designates and appoints CSI and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letter patent or copyright resignations thereon with the same legal force and effect as if executed by Consultant.

     F. This agreement shall not embrace or include Inventions, applications for and/or Letters Patent owned or controlled by Consultant prior to the date Consultant first provided services to CSI as an Consultant ("Prior Inventions"), all of which, if any, are fully identified on Exhibit "A" attached hereto, and if no Exhibit "A" is attached, Consultant represents that there are no Prior Inventions. If Consultant shall incorporate a Prior Invention into any CSI software, product, process or machine, Consultant hereby grants to CSI a non-exclusive, royalty free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such CSI software, product, process or machine.

     Consultant represents that Consultant is under no disability and has no undisclosed obligation by reason of prior employment or otherwise, which might in any way affect his ability to perform all of his obligations under this agreement.

          9.   Returning Company Documents. Consultant agrees that, at such
               ---------------------------
time as Consultant is no longer providing services to CSI, or at the expiration of this Agreement, whichever shall first occur, Consultant will deliver to CSI (and will not keep in possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Consultant pursuant to this Agreement or otherwise belonging to CSI, its successors or assignees.

          10.  Solicitation of Employees.  Consultant agrees that during the
               -------------------------
period that Consultant is performing services for CSI, and for a period of twelve (12) months immediately thereafter, Consultant shall not induce or influence, or seek thereto, any person who is engaged as an employee, agent, Consultant, or otherwise by CSI to terminate his or her engagement with CSI or to engage or otherwise participate in business activity directly or indirectly competitive with CSI's business.

          11.  Relief.   Consultant agrees that it would be impossible or
               ------
inadequate to measure and calculate CSI's damages from any breach of the covenants set forth in Sections 7, 8 and 9 herein. Accordingly, Consultant agrees that upon breach of any of such Sections, CSI will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach of threatened breach and to specific performance of any such provision of this Agreement. Consultant further agrees that no bond or other surety shall be required to obtain such relief and Consultant hereby consents to the issuance of such injunction and to any order of specific performance.

          12.  Severability.  If any provision of this Agreement is held
               ------------
invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element, and, as so modified, such provision shall be deemed a part of this Agreement. If it is not possible to modify any such provision to eliminate the invalid element, such provision shall be deemed eliminated from this Agreement. The invalidity of any provision of this Agreement shall not affect the force and effect of the remaining provisions.

          13.  Captions.  The captions or headings in this Agreement are for
               --------
convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement and the same shall not be deemed or construed to affect the meaning or interpretation of this Agreement.

          14.  Notices.  Except as may otherwise be provided in this Agreement,
               -------
any notices required by or submitted in connection with the terms and conditions of this Agreement shall be in writing and be deemed effective upon the first to occur of: actual receipt; confirmation of facsimile transmission; or three (3) days after deposit in the U.S. mail, certified mail, return receipt requested, and addressed as follows:

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     CSI:                               Consultant:

     8755 West Higgins Road             Hillel Levin
     Suite 100                          824 Park Avenue
     Chicago, Illinois 60631            River Forest, Illinois 60305

Any party hereto may change its address for the purposes of this paragraph by tendering notice of such change of address to the other party in the manner herein provided for giving notice.

          15.  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Illinois. Consultant expressly consents to the personal jurisdiction of the state and federal courts located in the State of Illinois for any lawsuit filed there by CSI arising from or relating to this Agreement.

          16.  Execution of Documents.  Each of the parties hereto shall use
               ----------------------
its best efforts and take any and all action reasonably necessary, including, but not limited to, upon request of the other, execution of any and all documents necessary, to effectuate the intent and provisions of this Agreement.

          17.  Amendments and Modifications.  This Agreement may not be amended,
               ----------------------------
changed, modified or altered except in writing signed by both of the parties hereto, nor may any rights of either of the parties be waived except in writing signed by Consultant and the President or Chairman of CSI.

          18.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties hereto and shall be deemed to supersede and cancel any other agreements between the parties relating to the transactions herein contemplated. None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be construed to, or otherwise affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party.

          19.  Draftsmanship.  Each of the parties hereto has been represented
               -------------
by counsel in negotiating this Agreement, and the parties agree that there shall be no presumption favoring or burdening any one or more parties hereto based upon draftsmanship. Whenever necessary in this agreement the context would permit, the singular term and the related pronoun shall include the plural, the masculine and the feminine terms.

          20.  Assignment.  This Agreement is for the personal services of
               ----------
Hillel Levin only, and not for any other individual or entity or of any other entity which currently employs, or has employed, Hillel Levin. As such, this Agreement is not assignable by Consultant under any circumstances whatsoever and Consultant hereby agrees that this restriction is reasonable in view of the special nature of the services to be performed by him (including but not limited to, the existence and use of his business contacts).

          21.  Successors.  This Agreement shall be binding upon and the
               ----------
benefits thereof, shall inure to the parties hereto and their respective legal representatives, heirs, successors, and assigns.

          IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the day and year above set forth.

Witnesses:                          "CSI"

                                    coolsavings.com inc., a Michigan corporation


                                    By: /s/ Steven M. Golden
_____________________________          ____________________________________


                                    Its:    CEO
_____________________________           ___________________________________

                                    "CONSULTANT"


                                     By:/s/ Hillel Levin
_____________________________        ____________________________________
                                            Hillel Levin
_____________________________

                                  EXHIBIT "A"
                                  -----------



     Except as listed below, Consultant certifies that there are no Prior Inventions (as such term is defined in the Independent Contractor Agreement):



                 _____________________________________________

                 _____________________________________________

                 _____________________________________________

                 _____________________________________________



CONSULTANT


By: /s/ Hillel Levin
   __________________________
        Hillel Levin

Dated: December 30, 1999

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